Exhibit 10.33

                          CONSULTING SERVICES AGREEMENT


     THIS CONSULTING SERVICES AGREEMENT (hereinafter referred to as the "Agreement") dated this 14th day of January, 2006, to be effective as of the 1st day of January, 2006 (hereinafter referred to as the "Effective Date"), by and between Savoy Resources Corp. (hereinafter referred to as the "Company"), a Colorado corporation with its executive offices located at 18826 Pagentry Place, Monument, Colorado 80132, and Ms. Patricia Cudd (hereinafter referred to as the "Consultant"), with her residence address located at 18826 Pagentry Place, Monument, Colorado 80132.

                                   WITNESSETH:

     WHEREAS:

     1. The Company proposes to engage in the business of gold and other mineral exploration and development.

     2. The Consultant has certain expertise that is of importance in connection the above-described business.

     3. The Company desires to retain the Consultant and the Consultant desires to be retained by the Company upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Responsibilities. The Company hereby retains the Consultant and the Consultant hereby accepts and agrees to such retention. The Consultant shall maintain the Company's principal executive office in the United States; assist with the Company's administration; act as the secretary at all meetings of the board of directors and stockholders and prepare the minutes of the meetings; maintain all corporate records; act as a liaison between the Company and its outside attorneys, accountants and auditors and others; advise the Company regarding communications with its auditors and regulatory agencies; assist in the establishment and maintenance of effective communications programs with the public, the investment community, the media, the mining industry and other interested persons; and prepare all corporate promotional materials, including news releases and informational documents, business plans and brochures. In addition, the Consultant shall have and perform such other duties as are customarily performed by one holding such position in other businesses or enterprises that are the same as or similar to that engaged in by the Company, and shall have and perform such unrelated duties and services as may be assigned to her from time to time by the Board of Directors of the Company. The Consultant agrees to abide by the Company policies and procedures established from time to time by the Company. The exact nature of the duties of the Consultant shall be more fully outlined and defined in a formal job description between the Company and the Consultant, as amended from time to time. The Consultant shall accept from the Company, as full compensation for her services, except for legal services of a securities nature, including but not limited to the preparation of the annual report on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K, for which she will continue to bill the Company at her customary hourly rate, the compensation in the form of cash as provided in subsection a. of Section 4. Additionally, the Consultant, or her assign(s), shall receive an option exercisable to purchase shares of the Company's common stock, $.001 par value per share (hereinafter referred to as the "Common Stock"), as provided in subsection b. of Section 4, as incentive for entering into this Agreement.


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     2. Best Efforts of Consultant. The Consultant agrees that she will at all times faithfully, industriously and to the best of her ability, experience and talents perform to the reasonable satisfaction of the Company all of the duties that may be required of and from her pursuant to the express and implicit terms of this Agreement. Such duties shall be rendered at such place or places and during such hours as the interest, needs, business or opportunity of the Company shall require.

     3. Term. The term of this Agreement shall be a period of one year, commencing on January 1, 2006, and terminating on December 31, 2006, subject, however, to prior termination as hereinafter provided.

     4. Compensation of Consultant.

     a. The Company shall pay to the Consultant, and the Consultant shall accept from the Company, as full compensation for the Consultant's services cash based on the rate of $120,000 per annum, payable in installments of $10,000.00 once per month on the first day of each month during the term of this Agreement, except for legal services of a securities nature, including but not limited to the preparation of the annual report on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K, for which the Consultant will continue to bill the Company at her customary hourly rate.

     b. As incentive for entering into this Agreement, the Company shall issue and deliver to the Consultant, or her assign(s), an option exercisable to purchase an aggregate of 1,000,000 newly-issued, restricted shares of Common Stock of the Company at an exercise price of $0.08 per share during the period of three years from January 1, 2006, through December 31, 2009. The shares of Common Stock to be issued upon the exercise of the option shall be "restricted securities" as defined in Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), and may not be sold unless registered pursuant to the Act or in accordance with the terms of Rule 144.

     5. Expenses. The Consultant shall be authorized to incur reasonable expenses in the performance of her responsibilities pursuant to this Agreement, including expenses for business entertainment, business travel and similar items and other expenses as approved by the Company, subject to limits or restrictions established from time to time by the Company. The Company shall reimburse the Consultant for all such authorized expenses within a reasonable time after presentation by the Consultant from time to time of an itemized account of such expenditures.


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     6. Termination.

     a. This Agreement may be terminated by the Consultant upon sixty (60) days' prior written notice to the Company. If the Consultant shall so terminate this Agreement, the Consultant shall be entitled to pay only to the date of such termination.

     b. (1) The Company may terminate this Agreement at any time in the event of any violation by the Consultant of any of the terms of this Agreement or for cause, as defined below, without notice to the Consultant and with pay only to the date of such termination.

     (2) Sufficient cause for termination by the Company shall be a determination made in good faith and based upon reasonable grounds that the
Consultant: (a) has failed to adequately perform her duties hereunder, as determined by the Board of Directors in its sole discretion, or has been substantially absent from retention; (b) has engaged in habitual drunkenness or abusive drugs rendering the Consultant unable to carry out her duties in a responsible manner; (c) has embezzled funds or misapplied assets of the Company;
(d) has committed an act with the intent to defraud or hinder the Company; or
(e) has been negligent in the performance of the duties owed by the Consultant to the Company.

     (3) As soon as may be practicable after the termination of the Consultant by the Company for cause, the Board of Directors of the Company shall make an investigation of, and allow the Consultant an opportunity to discuss with the Board of Directors, the relevant facts with respect thereto. If the Board of Directors of the Company shall determine that the Consultant has been terminated without cause, the Consultant shall be reinstated in the position that she held prior to the termination and shall receive any compensation accrued or payable during the period of his termination. In such event, any shares of Common Stock or other accrued benefits shall be payable to the Consultant as if the Consultant had not been terminated.

     (4) Any conduct of the Consultant that shall constitute cause for termination under the terms of subsection b.(2) of this Section 6. and any breach or evasion of any of the terms of this Agreement by either party hereto will result in immediate and irreparable injury to the injured party and will authorize recourse to injunction and/or specific performance as well as to all other legal or equitable remedies to which such injured party may be entitled hereunder.

     c. Anything herein contained to the contrary notwithstanding, in the event that the Company shall discontinue operating its business for any reason including but not limited to insolvency, then this Agreement and the Consultant's retention hereunder shall terminate as of the date the Company ceases business operation. For purposes of this Agreement, the Company shall be considered to be insolvent if: (i) a petition under Chapters 7, 11 or 12 of the Bankruptcy Reform Act of 1978 has been filed by or against the Company and has not been dismissed within ninety (90) days after filing; or (ii) the Company has made an assignment for the benefit of creditors.

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     d. If the Consultant shall die during the term of this Agreement, this
Agreement and the Consultant's retention hereunder shall terminate immediately upon the Consultant's death, provided that the Consultant shall be entitled to her consulting fees hereunder to the last day of the month in which such death occurs.

     e. (i) Notwithstanding anything in this Agreement to the contrary, the Company is hereby given the option to terminate this Agreement and the Consultant's retention hereunder in the event that the Consultant, during the term hereof, shall become permanently disabled as defined in subsection e.(ii) of this Section 6. below. The Company may exercise such option by giving written notice of termination to the Consultant at any time after the Consultant becomes permanently disabled. This Agreement and the Consultant's retention shall terminate as of the date of such notice, provided that the Consultant shall be entitled to her consulting fees hereunder to the last day of the month in which such termination occurs.

     (ii) For purposes of this Agreement, the Consultant shall be deemed to have become permanently disabled if, because of ill health, physical or mental disability or for other causes beyond his control, she shall have been unable or unwilling or shall have failed to perform her duties hereunder on ninety per cent (90%) of the days during a period of two (2) consecutive months, irrespective of whether or not such days are consecutive.

     7. Disclosure of Information.The Consultant recognizes and acknowledges that she has and will have access to certain confidential information of the Company and its affiliates, including, but not limited to, technologies, specifications, intellectual property, computer hardware and software, lists of clients or customers, know-how and other proprietary information, that are valuable, special and unique assets and property of the Company and such affiliates. The Consultant will not, during or after the term of her retention, disclose, without the prior written consent or authorization of the Company, or authorize or permit anyone under her direction or control to disclose any of such information to any firm, person, corporation, association, enterprise or other entity, except to authorized representatives of the Company or its affiliates, for any reason or purpose whatsoever. In this regard, the Consultant agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or other procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed. In the event a third party seeks to compel disclosure of confidential information by the Consultant by judicial or administrative process, the Consultant shall promptly notify the Company of such occurrence and furnish to the Company a copy of the demand, summons, subpoena or other process served upon the Consultant to compel such disclosure, and will permit the Company to assume, at the Company's expense but with the Consultant's cooperation, defense of the disclosure demand. In the event the Company does not contest such a third-party disclosure demand under judicial or administrative process or a final judicial order is issued compelling disclosure of confidential information by the Consultant, the Consultant shall be entitled to disclose such confidential information in compliance with the terms of such administrative or judicial process or order.

     Upon termination of the Consultant's retention by the Company, the Consultant shall neither take nor retain any proprietary papers, customer lists, manuals, files or other documents or copies thereof belonging to the Company or any of its affiliates.

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     The provisions of this Section 7. shall survive the termination of this
Agreement. In the event of a breach or threatened breach by the Consultant of the provisions of this Section 7., the Company shall be entitled to an injunction restraining the Consultant from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Consultant.

     8. Other Benefits. The Consultant shall be entitled to all other benefits contained in the approved Company benefit plan(s) offered to all executive officers, subject to the provisions of such plan(s). Nothing in this Section shall be construed to require the Company to maintain any particular benefit plan(s).

     9. Indemnification.

     a. The Company agrees that if the Consultant is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter referred to as a "Proceeding"), by reason of the fact that she is or was a director, officer or consultant of the Company or is or was serving at the request of the Company as a director, officer, member, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to executive benefit plans, whether or not the basis of such Proceeding is the Consultant's alleged action in an official capacity while serving as a director, officer, member, consultant or agent, the Consultant shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's Articles of Incorporation or Bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Colorado, against all cost, expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Consultant in connection therewith, and such indemnification shall continue as to the Consultant even if she has ceased to be a director, member, consultant or agent of the Company or other entity, with respect to acts or omissions that occurred prior to the cessation of her retention with the Company, and shall inure to the benefit of the Consultant's heirs, executors and administrators. The Company shall advance to the Consultant all reasonable costs and expenses incurred by her in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Consultant to repay the amount of such advance if it shall ultimately be determined that she is not entitled to be indemnified against such costs and expenses.

     b. Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Consultant that indemnification of the Consultant is proper because she has met the applicable standard of conduct, nor a determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that the Consultant has not met such applicable standard of conduct, shall create a presumption that the Consultant has not met the applicable standard of conduct.

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     10. Notices. Any notice required or permitted to be given under this
Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to her last known address, in the case of the Consultant, or to its principal executive offices, in the case of the Company.

     11. Waiver of Breach. Any waiver by the Company of a breach of any provision of this Agreement by the Consultant shall not operate or be construed as a waiver of any subsequent breach by the Consultant.

     12. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

     13. Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and pursuant to the laws of the State of Colorado and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Colorado shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     14. Severability. All agreements and covenants contained herein are severable, and in the event any of them, with the exception of those contained in Sections 1. and 4. hereof, shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

     15. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties, provided that nothing herein shall be deemed to restrict or limit the common law duties of the Consultant to the Company.

     16. Waiver and Modification. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of her or its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.

     17. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only, are not a part hereof and shall not be used in construing this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

THE COMPANY:                                         THE CONSULTANT:

SAVOY RESOURCES CORP.


By: /s/ Arthur Johnson                               /s/ Patricia Cudd
    ------------------                               -----------------
    Arthur Johnson, President                        Patricia Cudd




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